Exhibit 99.2

Supplemental
 Frequently Asked Questions

November 16, 2011

Keating Capital, Inc. (“Keating Capital”) is a Maryland corporation that has elected to be regulated as a business development company under the Investment Company Act of 1940. Keating Investments, LLC (“Keating Investments”) is an SEC registered investment adviser and acts as an investment adviser and receives base management and/or incentive fees from Keating Capital. Keating Investments and Keating Capital operate under the generic name of Keating. This Frequently Asked Questions presentation is a general communication of Keating and is not intended to be a solicitation to purchase or sell any security.

This Frequently Asked Questions presentation may contain certain forward-looking statements, including statements with regard to the future performance of Keating Capital. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors that could cause actual results to differ materially are included in Keating Capital’s Form 10-K and Form 10-Q, and include uncertainties of economic, competitive, and market conditions, and future business decisions all of which are difficult or impossible to predict accurately, and many of which are beyond the control of Keating Capital.

This Frequently Asked Questions presentation is only intended to provide a summary of certain frequently asked questions concerning Keating Capital and its business.  Please refer to Keating Capital’s Form 10-K and Form 10-Q filed with the Securities and Exchange Commission (“SEC”), and subsequent filings with the SEC for a more detailed discussion of the risks and uncertainties associated with its business, including but not limited to the risks and uncertainties associated with investing in micro- and small-cap companies.  Except as required by the federal securities laws, Keating Capital undertakes no obligation to revise or update this Frequently Asked Questions presentation or any forward-looking statements contained herein, whether as a result of new information, future events or otherwise.

TABLE OF CONTENTS

1.	WHAT IS THE STATUS OF OUR LISTING ON NASDAQ CAPITAL MARKET?	3

2.	WITH OUR NET ASSET VALUE, OR NAV, AT $8.27 AS OF SEPTEMBER 30, 2011 (I.E., BELOW THE $10 PER SHARE PRICE IN OUR CONTINUOUS PUBLIC OFFERING), HAVE WE CONSIDERED DELAYING OUR NASDAQ LISTING?	3

3.	WHY IS THE NAV AT $8.27 PER SHARE AS OF SEPTEMBER 30, 2011 WHEN THE PRICE IN THE RECENTLY COMPLETED CONTINUOUS PUBLIC OFFERING WAS $10.00 PER SHARE?	3

4.	WHAT ARE THE FUND’S PROJECTED ANNUAL OPERATING EXPENSES?	4

5.	WHAT IS THE EXPECTED LISTING PRICE FOR KEATING CAPITAL’S COMMON STOCK ONCE IT BEGINS TRADING ON NASDAQ?	4

6.	WHICH ARE THE NEXT COMPANIES THAT WE EXPECT TO GO PUBLIC?	4

7.	WHY DOES THE CORSAIR INVESTMENT WHICH WE MADE IN JULY 2011 REFLECT UNREALIZED APPRECIATION OF APPROXIMATELY $726,000 AS OF SEPTEMBER 30, 2011?	4

8.	WHY DID YOUR CFO RECENTLY RESIGN?	5

9.	WHO IS THE NEW CFO, AND WHAT ARE HIS CREDENTIALS?	5

10.	ARE THERE ANY RECENT DEVELOPMENTS CONCERNING NEOPHOTONICS?	5

11.	ARE THERE ANY RECENT DEVELOPMENTS CONCERNING SOLAZYME?	6

1.	WHAT IS THE STATUS OF OUR LISTING ON NASDAQ CAPITAL MARKET?

We currently satisfy the listing requirements for the Nasdaq Capital Market and have obtained preliminary approval to list our shares, subject to a number of conditions which we believe we can satisfy.  Unlike a traditional initial public offering – where there is a simultaneous capital raise and exchange listing – we have purposely decoupled these two events.  Our initial public offering was the continuous public offering that concluded on June 30, 2011, and which raised $86.8 million.  Our public listing is not expected to be accompanied by any type of capital raise.  The timing of the listing is a procedural step coordinated solely with Nasdaq and therefore does not in any way depend on the cooperation of the capital markets.  We have reserved the ticker symbol KIPO, and we expect to obtain such listing by the end of 2011.

2.	WITH OUR NET ASSET VALUE, OR NAV, AT $8.27 AS OF SEPTEMBER 30, 2011 (I.E., BELOW THE $10 PER SHARE PRICE IN OUR CONTINUOUS PUBLIC OFFERING), HAVE WE CONSIDERED DELAYING OUR NASDAQ LISTING?

We have tried to balance the need for providing liquidity to stockholders in the form of a publicly traded fund against the possibility of timing the listing as and when our NAV exceeds the offering price of $10.00 per share.

We completed the initial closing of our continuous public offering in January 2010 and committed to use our best efforts to list our shares within six months following the completion of the offering, which ended on June 30, 2011.  Our planned December 12th listing date allows us to fulfill our commitment to investors.

3.	WHY IS THE NAV AT $8.27 PER SHARE AS OF SEPTEMBER 30, 2011 WHEN THE PRICE IN THE RECENTLY COMPLETED CONTINUOUS PUBLIC OFFERING WAS $10.00 PER SHARE?

Our reduction in NAV of $1.73 as of September 30, 2011 is comprised of the following (per share amounts are based on 9,283,604 shares outstanding at September 30, 2011):

●
Commissions, fees and other offering costs since inception of $9.8 million, a reduction in NAV of $1.05 per share. Shares in our continuous public offering were sold with a 10% sales load, or $1.00 per share.  So each share of Keating Capital stock sold at a gross price of $10.00 per share resulted in $9.00 of net proceeds to the fund. As a result of our public offering, there was an additional reduction to our NAV of $0.04 per share to reflect an average selling price of $9.96 per share in our public offering based on whether or not sales commissions were waived by the dealer manager.

●	Cumulative operating expenses since inception of $6.1 million, a reduction in NAV of $0.65 per share.
●	Cumulative distributions to stockholders since inception of $0.5 million, a reduction in NAV of $0.05 per share.
●	Net unrealized appreciation on investments since inception of $0.6 million, an increase in NAV of $0.06 per share.

For additional financial information, please refer to our Forms 10-K and 10-Q which have been previously filed with the SEC.

4.	WHAT ARE THE FUND’S PROJECTED ANNUAL OPERATING EXPENSES?

Excluding incentive fees payable to our investment adviser based on cumulative net realized capital gains, we have three main components of operating expenses:  (i) the 2% base management fee payable to our investment adviser,  (ii) direct operating expenses (such as legal and professional fees, directors fees, stock transfer agent fees and other general and administrative expenses), and (iii) administrative expenses allocated to us from our investment adviser for our share of certain administrative expenses (such as a portion of the base salaries of the Chief Financial Officer, the investor relations director and their administrative support staff).  Excluding incentive fees, we project our total operating expenses for 2012 to be in the range of $3.5 - $4.0 million consisting of:

●	Base management fees of $1.5 million (assuming gross assets of approximately $75 million).
●	Direct operating expenses of $1.5 - 2.0 million.
●	Allocated administrative expenses of $0.5 million.

Excluding incentive fees, our projected 2012 total operating expense ratio would be 4.7% - 5.3% (assuming gross assets of approximately $75 million).  Please note that the operating expense ratio includes the 2% base management fee we pay to our investment adviser.

5.	WHAT IS THE EXPECTED LISTING PRICE FOR KEATING CAPITAL’S COMMON STOCK ONCE IT BEGINS TRADING ON NASDAQ?

We do not know, because neither we nor Nasdaq sets a listing price.  Instead, once our common stock begins trading on Nasdaq, competing market makers will make markets in our common stock based on the aggregate supply and demand for our shares.  As a result, we anticipate that trading volume in our shares may initially be lower than had we pursued a traditional initial public offering.  Over time, and based on our anticipated business plan, we expect that trading volume in our shares will increase.  Shares of closed-end investment companies, including business development companies, frequently trade at a discount to their NAV.  The market price of our common stock may be at a price equal to, above or below our NAV per share.

6.	WHICH ARE THE NEXT COMPANIES THAT WE EXPECT TO GO PUBLIC?

The two obvious candidates appear to be BrightSource Energy and Corsair Components – because they have both filed S-1 registration statements with the SEC to go public.  However, we have no way of knowing when, or even if, they will be able to complete their IPOs.

7.	WHY DOES THE CORSAIR INVESTMENT WHICH WE MADE IN JULY 2011 REFLECT UNREALIZED APPRECIATION OF APPROXIMATELY $726,000 AS OF SEPTEMBER 30, 2011?

Our investment in Corsair, as fully detailed in our Form 10-Q, was a structured transaction where we acquired from selling stockholders a total of 3,200,000 shares of Corsair common stock for $4,000,000, or $1.25 per share, together with warrants to purchase up to 800,000 additional common shares at $0.01 per share.  We cannot exercise any of these warrants if the IPO price is greater than $2.50 but, in such case, the value of our investment will be at least 2x our purchase cost at the time of the IPO.  However, if the IPO price is less than $2.50 per share but at least $2.00 per share, we will be able to exercise additional warrants so that the value of our investment (including the shares from the exercised warrants) will be worth 2x our purchase price at the time of the IPO. If the IPO price is less than $2.00 per share, we will be able to exercise all of the warrants but, in such case, the value of our investment (including the shares from the exercised warrants) will be worth less than 2x our purchase price at the time of the IPO.  Based on a valuation analysis taking into account these different IPO price scenarios, we valued our Corsair investment (including the warrants) at a total of $4,726,000 which reflects $726,000 of unrealized appreciation.  We have no way of knowing when, or even if, Corsair will be able to complete its IPO and, if Corsair completes an IPO, the IPO price or the price that we may be able to exit our position following the expiration of our post-IPO lockup.

8.	WHY DID YOUR CFO RECENTLY RESIGN?

Ranjit P. Mankekar submitted his resignation as a director effective November 4, 2011 and as our Chief Financial Officer and Treasurer effective November 16, 2011.  Mr. Mankekar’s resignation was a personal decision and was not the result of any disagreement with us on any matters relating to our operations, policies or practices.   Please refer to our Form 10-Q for the quarter ended September 30, 2011.

9.	WHO IS THE NEW CFO, AND WHAT ARE HIS CREDENTIALS?

Stephen M. Hills is our new CFO.  Prior to joining us, Mr. Hills served as Director of Valuation Services with Arcstone Partners, a valuation services and investment research firm based in Denver, Colorado, from April 2011 through November 2011.  From 2008 to 2011, Mr. Hills served as Manager of External Reporting and Manager of Technical Accounting with Molson Coors Brewing Company, a NYSE-traded global brewing company.  Mr. Hills began his career at PricewaterhouseCoopers, where he worked in the audit practice in New York from 2003 to 2005 and the Transaction Services practice in New York and Chicago from 2005 to 2008, attaining the position of Manager.   Mr. Hills is a Certified Public Accountant and a 2003 cum laude graduate of Villanova University with a B.S. in Accountancy.  Please refer to our Form 10-Q for the quarter ended September 30, 2011.

10.	ARE THERE ANY RECENT DEVELOPMENTS CONCERNING NEOPHOTONICS?

As of September 30, 2011, NeoPhotonics equity market capitalization was approximately $170 million based on a closing price of $6.88 per share.  Based on NeoPhotonics’ financial statements included in its Form 10-Q, NeoPhotonics reported net cash as of September 30, 2011 of $92 million, representing approximately 52% of NeoPhotonics’ equity market capitalization.  This cash position does not include the impact from NeoPhotonics’ October 2011 acquisition of Santur Corporation for a cash purchase price of $39 million.   Founded in 2000, Santur is located in Fremont, California and has focused on commercializing PIC-based laser array and packaging technologies for communications, which expands NeoPhotonics’ product portfolio and positions NeoPhotonics for high-speed 40 and 100 Gigabit per second applications.

NeoPhotonics’ Form 10-Q disclosed that revenue from its largest customer, China-based Huawei, declined approximately 30% in the quarter ended September 30, 2011 compared to the quarter ended June 30, 2011. Revenue from Huawei represented 42% of total revenue during the third quarter, compared to 51% of total revenue for the second quarter.  Despite the recent cyclical downturn in the optical components sector coupled with customer-specific concerns at Huawei, we believe NeoPhotonics remains positioned to benefit from the broadband megatrend, which requires higher capacity and higher speed network infrastructure.

According to NeoPhotonics’ website, five analysts are currently covering its stock.

11.	ARE THERE ANY RECENT DEVELOPMENTS CONCERNING SOLAZYME?

As of September 30, 2011, Solazyme’s equity market capitalization was $574 million based on a closing stock price of $9.61.  Based on Solazyme’s financial statements included in its Form 10-Q, Solazyme reported net cash as of September 30, 2011 of $230 million, representing approximately 40% of Solazyme’s equity market capitalization.  Solazyme reported that it signed four non-binding feedstock agreements since August that, combined, are expected to provide enough feedstock to meet 90% of Solazyme’s 2015 tailored oil manufacturing capacity target.  In addition, Solazyme reaffirmed manufacturing facility schedules for its Peoria, Illinois location and its joint venture facilities in France and Brazil.  We believe there is upside potential for our Solazyme investment based on its current market price and based on Solazyme’s recent milestones achievement and outlook in ramping production capacity and joint venture progress.

Solazyme’s website currently lists seven analysts covering its stock.